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                                                            Exhibit 99
                                                            POWER-ONE, INC.
 NEWS  BULLETIN                                             740 CALLE PLANO
    FROM:                                                   CAMARILLO, CA  93012
                                                            (805) 987-8741
 [GRAPHIC OMITTED][GRAPHIC OMITTED]                         NASDAQ: PWER
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FOR FURTHER INFORMATION:

AT THE COMPANY               AT THE FINANCIAL RELATIONS BOARD
Ed Schnopp                   Steven Canup                        Jill Fukuhara
Senior Vice President & CFO  General Information                 Analyst Contact
(805) 987-8741               (310) 442-0599                      (310) 442-0599

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FOR IMMEDIATE RELEASE:
MARCH 1, 2000

              POWER-ONE FINALIZES THE ACQUISITION OF HC POWER, INC.

Camarillo, California - March 1, 2000 - Power-One, Inc. (NASDAQ: PWER) announced today that it has finalized the transaction on February 29, 2000 to acquire HC Power, Inc. HC Power is a leading supplier of power systems for telecommunications and Internet service-providers and OEM equipment-manufacturers. HC Power's major service-provider customers include Williams Communications, CEA Telecom, Qwest, and Nextel. HC Power has significant sales to key OEM's including Motorola and Nortel Networks. HC Power has experienced robust growth and is shipping at an annualized rate of approximately $45 million, based on Q4 1999 shipments.

Power-One acquired HC Power in a stock-for-stock transaction in which Power-One issued approximately 2.1 million shares of Power-One common stock. Power-One is accounting for the transaction as a pooling of interests. Based on HC Power's present level of activity, the transaction is expected to be accretive in 2000.

Mr. Bill Yeates, President and COO of Power-One commented, " We have had very productive planning meetings over the last few weeks to discuss how we will realize the synergies that we identified as the basis for this transaction. HC Power's power systems are based on standard modules that we can build in high volumes in our low-cost manufacturing facilities."

Mr. Yeates continued, "I look forward to leveraging my many years of telecommunications experience to help HC Power be a significant contributor to Power-One. With Power-One's resources, HC Power will now be able to approach global projects that previously were beyond its reach."

Steve Goldman, CEO and Chairman of the Board of Power-One, commented, "The acquisition of HC Power is another milestone in our strategic plan of increasing our sales revenues from telecom customers. In addition, this transaction extends Power-One's telecom industry presence to include selling power systems directly to telecommunications and Internet service providers, as a complement to our established OEM telecom customer base."

HC Power is one of four separate semi-autonomous Power-One divisions. Power-One is a leading designer and manufacturer of power conversion products, with a strong North American and European presence in the OEM telecommunications-equipment markets. Power-One, with headquarters in Camarillo, California, has over 3,500 employees with manufacturing operations in Mexico, Dominican Republic, Puerto Rico, Switzerland, Ireland, and Slovakia.

Stephens Inc. acted as financial advisor on the transaction.


                                     -More-
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For information on Power-One and its products, visit the company's web site at
www.power-one.com. For more information about HC Power and its products, visit the company's web site at www.hcpower.com.

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This news release contains forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as "anticipates," "expects," and similar expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. The matters set forth under "Risk Factors" in Power-One's registration statement on Form S-3, filed with the Securities and Exchange Commission on August 2, 1999 (file # 333-84285), constitute cautionary statements identifying important factors with respect to such forward-looking statements, including certain risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements. The company undertakes no obligation to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

CONTACT:
Ed Schnopp, Power-One: 805-987-8741
At The Financial Relations Board:
Jill Fukuhara, Analyst Contact: 310-442-0599
Steven Canup, General Information: 310-442-0599
Kent Sorrells, Stephens Inc.: 501-377-3444